                                                               Exhibit 99.(D)(5)

                                                                  EXECUTION COPY

                              UNITHOLDER AGREEMENT

         THIS UNITHOLDER AGREEMENT (this "Agreement"), is entered into as of
                                          ---------
October __, 2001, by and among CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company ("Calwest"), ROOSTER ACQUISITION CORP., a Maryland
                            -------
corporation and wholly-owned subsidiary of Calwest ("Rooster Acquisition
                                                     -------------------
Corp."), CABOT INDUSTRIAL TRUST, a Maryland real estate investment trust
----
("Cabot"), CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership
  -----
("Cabot OP") and the holder identified on Schedule 1 hereto (the "Holder").
  --------                                                        ------

         A. The Holder is, as of the date hereof, the record and beneficial owner of the number of partnership units issued to the limited partners of Cabot OP evidencing ownership in Cabot (the "LP Units") as set forth on Schedule 1 hereto;

         B. Concurrently herewith, Calwest, Rooster Acquisition Corp., Cabot and Cabot OP have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for Rooster
             ----------------
Acquisition Corp. to conduct a tender offer (the "Offer") for all of the issued
                                                  -----
and outstanding common stock of Cabot ("Cabot Common Shares") and the merger
                                        -------------------
(the "Merger") of Rooster Acquisition Corp. with and into Cabot with Cabot
      ------
continuing as the surviving entity; and

         C. As a condition to the willingness of Calwest and Rooster Acquisition Corp. to enter into the Merger Agreement and incurring the obligations set forth therein, including the Offer, and as an inducement and in consideration therefor, Calwest and Rooster Acquisition Corp. have required the Holder to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1.   Representations and Warranties of the Holder.  The
                      --------------------------------------------
Holder hereby represents and warrants to Calwest and Rooster Acquisition Corp. as follows:

                  (a) Such Holder is the record and beneficial owner of the LP Units set forth opposite his, her or its name on Schedule 1 to this Agreement.

                  (b) Such Holder, if an individual, has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Holder, if a corporation, partnership or limited liability company, is an entity duly organized and validly existing under the laws of the jurisdiction in which it is incorporated, formed or constituted, and such Holder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                  (c) This Agreement has been duly authorized, executed and delivered by the Holder and constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  (d) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Holder or to the Holder's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Holder in connection with the execution and delivery of this Agreement or the consummation by the Holder of the transactions contemplated hereby.

                  (e) At the time the Holder tenders his, her or its Shares (as defined below) into the Offer, the Shares will be held by the Holder, or by a nominee or custodian for the benefit of the Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, options, rights, adverse claims, understandings or arrangements, or any other encumbrances whatsoever on title, transfer, or exercise of any rights of the Holder in respect of such Shares (collectively, "Encumbrances"), except for any
                                                 ------------
such Encumbrances arising hereunder. As used herein, the term "Shares" means the
                                                               ------
Cabot Common Shares, together with any Cabot Common Shares acquired by the Holder after the date of this Agreement, whether upon exercise of options to purchase Cabot Common Shares or otherwise, all as may be adjusted from time to time pursuant to Section 5 hereof. The Shares, together with the LP Units, are referred to herein as the "Securities."
                           ----------

         Section 2. Representations and Warranties of Calwest and Rooster
                    -----------------------------------------------------
Acquisition Corp. Each of Calwest and Rooster Acquisition Corp. jointly and
----------------
severally represents and warrants to the Holder as follows:

                  (a) Calwest is a California limited liability company duly organized and validly existing and in good standing under the laws of the State of California; and Rooster Acquisition Corp. is a corporation duly organized and validly existing and is in good standing under the laws of the State of Maryland. Each of Calwest and Rooster Acquisition Corp. has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                  (b) This Agreement has been duly authorized, executed and delivered by each of Calwest and Rooster Acquisition Corp. and constitutes the legal, valid and binding obligation of each of Calwest and Rooster Acquisition Corp., enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Calwest or Rooster Acquisition Corp. or to Calwest's or Rooster Acquisition Corp's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Calwest or Rooster Acquisition Corp. in connection with the execution and delivery of this Agreement or the consummation by Calwest or Rooster Acquisition Corp. of the transactions contemplated hereby.

         Section 3. Tender of the Shares.
                    --------------------

                  Immediately prior to and conditional upon Rooster Acquisition Corp.'s acceptance for payment and payment for, in accordance with the terms and conditions of the Offer, all Cabot Common Shares duly tendered pursuant to the Offer and not withdrawn, the Holder shall exchange the LP Units for Cabot Common Shares, pursuant to the conversion right of the limited partners set forth in
Section 4.2(e)(1) of the Second Amended and Restated Agreement of Limited Partnership of Cabot OP. Upon such conversion, the Holder shall immediately tender such Cabot Common Shares into the Offer. In connection with such exchange of LP Units for Cabot Common Shares made pursuant to this Section 3, Cabot hereby waives any notice requirements, including but not limited to the notice requirement set forth in Section 4.2(e)(1) of the Second Amended and Restated Agreement of Limited Partnership of Cabot OP, relating to such exchange.

         Section 4.   Transfer of the Securities.
                      --------------------------

                  (a) The Holder shall not: (i) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing (each, a "Transfer") with respect to, any or all of the Securities or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Securities; (iv) deposit any of the Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of the Holder's obligations hereunder or the consummation of the transactions contemplated hereby or by the Merger Agreement.

                  (b) The Holder agrees to surrender to Cabot OP, or to the transfer agent for Cabot, certificates evidencing the LP Units, and shall cause Cabot OP, or the transfer agent for Cabot OP to place the following legend on any and all certificates evidencing the LP Units:

                  THE PARTNERSHIP UNITS ISSUED TO LIMITED PARTNERS EVIDENCING OWNERSHIP IN CABOT INDUSTRIAL PROPERTIES, L.P. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN UNITHOLDER AGREEMENT, DATED AS OF OCTOBER __, 2001, BY AND AMONG CALWEST INDUSTRIAL PROPERTIES, LLC, ROOSTER ACQUISITION CORP., CABOT INDUSTRIAL TRUST, CABOT INDUSTRIAL PROPERTIES, L.P. AND THE HOLDER HEREOF. ANY TRANSFER OF SUCH PARTNERSHIP UNITS ISSUED TO LIMITED PARTNERS EVIDENCING OWNERSHIP IN CABOT INDUSTRIAL PROPERTIES, L.P. IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

         Section 5.  Certain Events.
                     --------------

                  In the event of any change in the Securities by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares or common units, or any similar transaction or other change in the capital structure of Cabot or Cabot OP affecting the Securities or the acquisition of additional shares or common units, as applicable, of Securities or other securities or rights of Cabot or Cabot OP by any Holder (whether through the exercise of any options, warrants or other rights to purchase Securities or otherwise): (a) the number of Securities owned by the Holder shall be adjusted appropriately and (b) this Agreement and the obligations hereunder shall attach to any additional shares or units or other securities or rights of Cabot or Cabot OP issued to or acquired by each of the Holders.

         Section 6.  Further Assurances.  The Holder shall, upon request of
                     ------------------
Calwest or Rooster Acquisition Corp., execute and deliver any additional documents and take such further actions as are necessary or desirable to carry out the provisions hereof.

         Section 7. Termination. This Agreement, and all rights and obligations
                    -----------
of the parties hereunder, shall terminate immediately upon the earlier of (a) contemporaneously with any termination of the Merger Agreement in accordance with its terms or (b) the Merger Effective Time; provided, however, that Section 8 shall survive any termination of this Agreement.

         Section 8.  Expenses.  All fees, costs and expenses incurred in
                     --------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         Section 9.  Miscellaneous.
                     -------------

                  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Holder, at the address set forth on the signature page hereto:

                  If to Calwest or Rooster Acquisition Corp., to:

                  Calwest Industrial Properties, LLC
                  c/o RREEF Real Estate Investment Managers
                  101 California Street, 26th Floor
                  San Francisco, CA  94111
                  Attn:    Warren H. Otto
                  Phone: (415) 781-3300
                  Fax:   (415) 391-9015

                  with a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Bank Building
                  400 Sansome Street
                  San Francisco, CA  94111-3143
                  Attn:    Richard Vernon Smith, Esq.
                  Phone: (415) 392-1122
                  Fax:   (415) 773-5759


                  if to Cabot, to:

                  Cabot Industrial Trust
                  Two Center Plaza, Suite 200
                  Boston, MA 02108-1906
                  Attn:    Robert E. Patterson
                  Phone:   (617) 723-0900
                  Fax:     (617) 722-8237
                  with a copy to:

                  Mayer, Brown & Platt
                  190 S. LaSalle Street
                  Chicago, IL  60603
                  Attn:    Edward J. Schneidman, Esq.
                  Phone:   (312) 701-7348
                  Fax:     (312) 701-7711

         (b)      Headings.  The headings contained in this Agreement are for
                  --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (c) Counterparts. This Agreement may be executed manually or by
             ------------
facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

         (d) Entire Agreement. This Agreement constitutes the entire agreement
             ----------------
among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

         (e) Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         (f) Assignment. Neither this Agreement nor any of the rights, interests
             ----------
or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Calwest and Rooster Acquisition Corp. may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly owned subsidiaries of Calwest (each, an "Assignee").
                                                                   --------
Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (g) Severability of Provisions. If any term or provision of this
             --------------------------
Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         (h) Specific Performance. The parties hereto acknowledge that money
             --------------------
damages would be an inadequate remedy for any breach of this Agreement by any party hereto, and that the obligations of the parties hereto shall be enforceable by any party hereto through injunctive or other equitable relief.

         (i) Amendment. No amendment, modification or waiver in respect of this
             ---------
Agreement shall be effective against any party unless it shall be in writing and signed by such party.

         (j)      Binding Nature.  This Agreement is binding upon and is solely
                  --------------
for the benefit of the parties hereto and their respective successors, legal representatives and assigns.

         (k)      Defined Terms.  Capitalized terms used herein and not defined
                  --------------
 herein shall the meanings given to them in the Merger Agreement.

         IN WITNESS WHEREOF, Calwest, Rooster Acquisition Corp., Cabot, Cabot OP and the Holder have caused this Agreement to be duly executed and delivered as of the date first written above.

                          CALWEST INDUSTRIAL PROPERTIES, LLC


                          By:
                               ----------------------------------------------

                          Name:
                                 --------------------------------------------

                          Title:
                                  -------------------------------------------



                          ROOSTER ACQUISITION CORP.


                          By:
                               ----------------------------------------------

                          Name:
                                 --------------------------------------------

                          Title:
                                  -------------------------------------------



                          CABOT INDUSTRIAL TRUST

                          By:
                                --------------------------------------------

                          Name:
                                  ------------------------------------------

                          Title:
                                   -----------------------------------------



                          CABOT INDUSTRIAL PROPERTIES, L.P.


                          By:
                                ---------------------------------------------

                          Name:
                                  -------------------------------------------

                          Title:
                                   ------------------------------------------

                          HOLDER

                          By:
                               ---------------------------------------------

                          Name:
                                 -------------------------------------------

                          Title:
                                  ------------------------------------------

                          Address:
                                    ----------------------------------------

                                   Schedule 1
                                   ----------

   --------------------------------     ----------------------------
   Name of Holder                       Number of LP Units
   --------------------------------     ----------------------------
   --------------------------------     ----------------------------

   --------------------------------     ----------------------------